                                                                   EXHIBIT 10.16

                              SEPARATION AGREEMENT


THIS SEPARATION AGREEMENT (the "Agreement"), dated as of March 1, 1999, is made and entered into by and between Navarre Corporation, a Minnesota corporation ("Navarre") and Net Radio Corporation, a Minnesota corporation ("Net Radio").

                                    RECITALS

         WHEREAS, Navarre currently owns approximately 85% of the issued and outstanding common stock of Net Radio, and as such, currently performs certain corporate services for Net Radio;

         WHEREAS, Net Radio is undertaking a public offering of its common stock pursuant to a Form S-1 Registration Statement filed under the Securities Act of 1933 (the "Offering"), on such terms and conditions as are contained therein;

         WHEREAS, following the Offering, Navarre and Net Radio will be operated as independent public companies, and Net Radio will no longer be a subsidiary of Navarre; and

         WHEREAS, Navarre and Net Radio wish to provide for the separation of certain services provided by Navarre to Net Radio following the Offering, in connection with Net Radio's transition to an independent public company; and

         WHEREAS, Navarre and Net Radio have determined that it is necessary and desirable to establish certain other agreements governing matters relating to the Offering and the relationship of Navarre and Net Radio after the Offering.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound, Navarre and Net Radio hereby agree as follows:


1. TRANSITIONAL SERVICES. Subject to the terms and conditions of this Agreement, Navarre and Net Radio will endeavor to separate the accounting, finance, human resources, and other administrative functions of Net Radio from Navarre during the 45-day period following the closing date of the Offering (the "Closing Date") at a cost to NetRadio of $7,500.00. During this time, it is acknowledged that Navarre may provide some transitional services to Net Radio. Net Radio understands that the services are intended only to be transitional in nature, and may be furnished by Navarre solely for the purpose of accommodating Net Radio in connection with its transition to a separate public company. Net Radio hereby covenants and agrees to undertake such actions as may be necessary to phase out the services provided by Navarre within forty-five (45) days after the Offering, which actions may include, but are not limited to, hiring appropriate personnel to provide the services within its own internal organization, or entering into agreements with third parties for the provision of the services.

2. BILLING AND PAYMENT TERMS. Navarre will invoice Net Radio for all services delivered during the 45-day period, and Net Radio will pay such invoice within thirty (30) days after the date thereof.

3. INTERCOMPANY NOTES. Navarre and NetRadio have entered into a $5,234,840.00 Multiple Advance Term Note in the form of Exhibit A (the "Note"), evidencing the indebtedness due to Navarre as of December 31, 1998. Upon the successful completion of the Offering, (1) Navarre will contribute the amount of $5,234,840.00 (the amount of the original indebtedness due to Navarre as of December 31, 1998), to the equity of NetRadio without the issuance of additional shares, and (2) the remaining outstanding principal balance, plus accrued interest, on the note (as increased by any subsequent advances) shall be evidenced by a replacement Term Note, in the form attached hereto as Exhibit B.

4. COVENANT NOT TO COMPETE. From the Closing Date and for a period of four years thereafter, Navarre shall not, either directly or indirectly:

     (a) engage in Internet broadcasting of music and information or online retail sales of entertainment-related products in substantially the same manner and format as conducted by Net Radio on the date of this Agreement; or

     (b) disclose, make available or divulge to any corporation, partnership, individual, firm, other business or person any trade secret information concerning the business and affairs of Net Radio or other information concerning the business and affairs of Net Radio.

     Navarre agrees that any breach of covenants (a) or (b) above will cause Net Radio irreparable harm for which there is no adequate remedy at law, and, without limiting whatever other rights and remedies Net Radio may have under this Section 4, Navarre consents to the issuance of an injunction in favor of Navarre enjoining the breach of any of the aforesaid covenants by any court of competent jurisdiction. If any or all of the aforesaid covenants are held to be unenforceable because of the scope or duration of such covenant or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the scope, duration and area of such covenant to the extent that allows the maximum scope, duration and/or area permitted by applicable law.

5.   Confidential Information.

     (a) Each of Navarre and Net Radio will hold, and will cause its officers, employees, agents, consultants, advisors and affiliates to hold, in strict confidence, and not to disclose, unless compelled to disclose by judicial or administrative process or, in the opinion of its independent legal counsel, by other requirements of law, all confidential information concerning the other party.

     (b) For purposes of this Section 5, confidential information about a particular party (referred to herein as the "first party") shall mean information known by the other party on the Closing Date and reasonably understood by the other party to be confidential and related to the first party's business interests, or disclosed confidentially by the first party to the other party after the Closing Date under the terms and for the purposes of this Agreement, except for:

          (i) information learned by the other party for the first time after the Closing Date, but prior to any disclosure by the first party;

          (ii) information which is or becomes publicly available through no act of the other party, from and after the date of public availability;

          (iii) information disclosed to the other party by a third party, provided: (A) under the circumstances of disclosure the other party does not have a duty of non-disclosure owed to such third party; (B) the third party's disclosure is not violative of a duty of non-disclosure owed to another, including the first party; and (C) the disclosure by the third party is not otherwise unlawful; and

          (iv) information developed by the other party independent of any confidential information of the first party which is known by the other party on the Closing Date and/or disclosed by the first party thereafter.

     (c) The foregoing restrictions will expire with respect to business information which is confidential information five (5) years after the date of disclosure of such information, unless and to the extent the parties agree to a longer period for the foregoing restrictions with respect to specific categories of business information which is confidential information on the expiration of such longer period. The date of disclosure in the case of confidential business information known by a party on the Closing Date shall be the Closing Date. Each of Navarre and Net Radio shall not disclose to another, or use, except for purposes of fulfilling their respective obligations under this Agreement, any business information which is confidential information of Net Radio or confidential information of Navarre, respectively. The foregoing restrictions shall not expire until such time and to the extent that such information ceases to be confidential information.

     (d) Each party will protect confidential information hereunder by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of the other party's confidential information as the party uses to protect its own confidential information.

     (e) Each party shall ensure that its affiliates, sublicensees and other transferees agree to be bound by the same restrictions on use and disclosure of confidential information as set forth herein prior to disclosure of confidential information of the other party to such persons.

6.   INDEMNIFICATION.

     (a) INDEMNIFICATION BY NET RADIO. Net Radio agrees to indemnify, defend and hold harmless Navarre, its directors, officers, employees, agents and representatives from any and all third-party claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities relating to, arising out of or resulting from: (1) Net Radio's failure to pay, perform or otherwise promptly discharge any of Net Radio's debts or other liabilities in accordance with their respective terms;
          (2) any breach by Net Radio of the terms of this Agreement or any other written agreement between Navarre and Net Radio; and (3) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Prospectus or Registration Statement related to the Offering of which it forms a part; provided, however, that in no event will Net Radio be required to indemnify and hold harmless Navarre in the event damages are attributable to Navarre's fraud, intentional criminal misconduct or gross negligence. Navarre agrees to indemnify, defend and hold harmless Net Radio in respect of all liabilities related to, arising from asserted against or associated with such fraudulent, intentionally criminal, or grossly negligent conduct.

     (b) INDEMNIFICATION BY NAVARRE. Navarre agrees to indemnify, defend and hold harmless Net Radio, its directors, officers, employees, agents and representatives from any and all third-party claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities relating to, arising out of or resulting from: (1) Navarre's failure to pay, perform or otherwise promptly discharge any of Navarre's debts or other liabilities in accordance with their respective terms, other than Net Radio's liabilities; and (2) any breach by Navarre of the terms of this Agreement or any other written agreement between Navarre and Net Radio.

     (c)  PROCEDURE. If either party intends to claim indemnification under this
          Section 6, the claiming party (the "Indemnitee") will promptly notify the other party (the "Indemnifying Party") in writing of any such claim, tender to the Indemnifying Party the right to defend or settle such claim at the Indemnifying Party's expense, and reasonably cooperate with the Indemnifying Party in defending or settling any such claim. At its expense, the Indemnitee may be represented by, and actively participate through, counsel of its choice in the defense or settlement of any such claim. In any event, the Indemnifying Party may not settle any claim under this Section 6 without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld or delayed. The Indemnifying Party will have no liability whatsoever with respect to claims which the Indemnitee or its independent counsel settle without the prior consent of the Indemnifying Party. The Indemnifying Party will have the right to pursue any and all claims, whether at law or in equity, that the Indemnifying Party may have against the Indemnitee, its successors in interest, permitted assigns, officers, directors, employees, agents, representatives and persons and entities acting on its behalf based upon, arising out of or in connection with the performance, non-performance or delayed performance of this Agreement or any acts or omissions relating thereto.

7. RELEASE OF EXISTING CLAIMS. Each of Net Radio and Navarre hereby release all rights, claims and actions they and their successors have or may have against the other party, and hereby discharge all liabilities between the parties, relating to or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing Date between Navarre and Net Radio (including any contractual agreements or arrangements existing or alleged to exist between Navarre and Net Radio or before the Closing Date).

8.   DISPUTE RESOLUTION.

     (a) PROCEDURES. If a dispute, controversy or claim (collectively, a "Dispute") between Navarre and Net Radio arises out of or relates to this Agreement, Navarre and Net Radio agree to use the following procedures in lieu of either party pursuing other available remedies and as the sole remedy (except as provided in subsection 8(d) below), to resolve the Dispute.

     (b) INITIATION. A party seeking to initiate the procedures will give written notice to the other party, briefly describing the nature of the Dispute. The parties will hold a meeting within ten (10) days of the receipt of such notice, attended by individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

     (c) SUBMISSION TO ARBITRATION. If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, they agree to submit the Dispute to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a sole arbitrator selected by the parties. The arbitration proceeding will be held in Minneapolis, Minnesota, will be governed by the Minnesota equivalent of the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The costs of arbitration may be apportioned between Navarre and Net Radio by the arbitrator in such manner as the arbitrator deems reasonable, taking into account the circumstances of the Dispute, the conduct of each of the parties during the proceeding, and the result of the arbitration.

     (d) EQUITABLE RELIEF. Nothing herein will preclude either party from taking whatever actions are necessary to prevent any immediate, irreparable harm to its interests, including multiple breaches of this Agreement by the other party. Otherwise, the parties agree to fully exhaust these procedures prior to initiating litigation. Either party may seek specific enforcement of any arbitrator's decision under this
          Section 8(d).

     (e) CONSOLIDATION. The arbitrator may consolidate an arbitration under this Agreement with any arbitration arising under or relating to any other agreement between the parties if the subject of the Disputes thereunder arise out of or relate essentially to the same set of facts or transactions. Such consolidated arbitration will be determined by the arbitrator appointed for the arbitration proceeding that was commenced first in time.

9. FORCE MAJEURE. Neither party will hold the other party responsible for a delay in the performance of any obligation hereunder due to labor disturbances, accidents, fires, floods, wars, riots, rebellions, blockages, acts of governments, governmental requirements and regulations, restrictions imposed by law or any other similar conditions, beyond the reasonable control and without the fault or negligence of such party, and the time for performance by such party will be extended by the period of such delay.

10. RELATIONSHIP OF THE PARTIES. Neither party is an agent of the other party and neither party has any authority to bind the other party, transact any business in the other party's name or on its behalf, or make any promises or representations on behalf of the other party unless provided for in any Exhibit or otherwise agreed to in writing. Each party will perform all of its respective obligations under this Agreement as an independent contractor, and no joint venture, partnership or other relationship will be created or implied by this Agreement.

11. ENTIRE AGREEMENT. This Agreement, and the Exhibits the Agreement refers to and which are incorporated into and made a part of this Agreement by reference, constitute the entire agreement between Navarre and Net Radio relating to the subject matter hereof, and there are no further agreements or understandings, written or oral, between the parties with respect to such subject matter.

12. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable principles of conflict of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

13. JURISDICTION AND VENUE. Subject to the arbitration provisions of this Agreement, each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota and hereby waives any argument that venue in any such forum is not convenient or proper.

14. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
     (i) on the date of service if served personally on the party to whom notice is given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the business day after delivery to an overnight courier service or the express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed; or (iv) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

                  If to Navarre:      Navarre Corporation
                                      7400 - 49th Avenue North
                                      New Hope, MN  55428
                                      Attn:  Chief Executive Officer
                                      Facsimile No. (612) 504-1107

                  If to Net Radio:    Net Radio Corporation
                                      43 Main Street SE, Suite 149

                                      Minneapolis, MN 55414
                                      Attn: Chief Executive Officer
                                      Facsimile No. (612) 378-9540

     Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

15. MODIFICATION OF AGREEMENT. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto and then such modification, amendment or waiver shall be effective only in the specific instance and for the purpose for which given.

16. SUCCESSORS AND ASSIGNS. A party's rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall survive any acquisition, disposition or other corporate restructuring or transaction involving either party.

17. NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claims, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

18. TITLES AND HEADINGS. The titles and headings to Sections herein are inserted for convenience of reference only and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

19. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions hereof without including any of such which may hereafter be declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

20. NO WAIVER. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

21. SURVIVAL OF PROVISIONS. The representations, warranties and covenants contained herein will survive termination or expiration of this Agreement to the full extent necessary to protect the party in whose favor they run.

22. CONFLICTING PROVISIONS. In the event any provision of any Exhibit conflicts with the provisions of this Agreement, the provisions of this Agreement will be controlling.

23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                         NAVARRE CORPORATION


                                         By: /s/ ERIC H. PAULSON
                                            -----------------------------------

                                         Its: PRESIDENT
                                            -----------------------------------

                                         NET RADIO CORPORATION


                                         By: /s/ EDWARD A. TOMECHKO
                                            -----------------------------------

                                         Its: PRESIDENT AND C.E.O
                                            -----------------------------------

                                    EXHIBIT A
                                    TERM NOTE


$5,234,840.00                                               New Hope, Minnesota
                                                                  March 1, 1999



         1. FOR VALUE RECEIVED, NET RADIO CORPORATION, a Minnesota corporation, its successors and assigns (the "Borrower") promises to pay to the order of NAVARRE CORPORATION, a Minnesota corporation (the "Lender"), at its address at 7400 49th Avenue North, New Hope, Minnesota 55428, the principal sum of FIVE MILLION TWO HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED FORTY AND 00/100 DOLLARS ($5,234,840.00), in lawful money of the United States and immediately available funds, together with interest on the unpaid balance accruing as of January 1, 1999, at an initial rate equal at all times to one-half percent (0.5%) in excess of the "Prime Rate of Interest" (as hereinafter defined) as the same changes from time to time and is adjusted in the manner hereinafter set forth.

         2. Accrued interest on this Note shall be due and payable on the earlier of (i) June 1, 2001, or (ii) the Occurrence of an "Event of Default" (as hereafter defined) (the earlier of said dates hereinafter referred to as the Maturity Date").

         3. The term "Prime Rate of Interest" shall mean the prime rate of interest or reference rate of interest (or equivalent successor rate) published in the Midwest Edition of the WALL STREET JOURNAL as a basis for determining the rate of interest on commercial borrowing, whether or not the Lender makes loans to other parties at, above or below said base rate of interest.

         4. The rate of interest due hereunder shall initially be determined as of the date hereof and shall thereafter be adjusted on the first day of each month (each such day hereinafter being referred to as an "Adjustment Date") to the Prime Rate of Interest in effect on such Adjustment Date. All such adjustments to said rate shall be made and become effective as of the Adjustment Date and said rate as adjusted shall remain in effect until and including the day immediately preceding the next Adjustment Date. Interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days but charged for actual days principal is unpaid.

         5. This Note is a multiple advance note but does not evidence a revolving credit facility. The Borrower acknowledges that as of January 1, 1999, $5,234,840.00 has already been advanced to the Borrower with additional amounts advanced hereunder from January 1, 1999, to December 31, 1999, to be evidenced by subsequent advance confirmations issued by lender to Borrower and thereby added to the principal balance hereof.

         6. All payments and prepayments shall, at the option of the Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest and the remainder thereof to principal (and, in the case of prepayment of principal, to installments of principal in the inverse order of their maturity).

7. Any one or more of the following events shall constitute an "Event of Default" hereunder and under the documents related hereto:

         (a) the Borrower shall fail to pay when due, any amounts required to be paid by the Borrower under this Note or any other indebtedness of the Borrower to the Lender whether any such indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several; or

         (b) the Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against the Borrower; or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of the Borrower as a debtor or a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof; or if a receiver, trustee or liquidator of the Borrower of all or substantially all of the assets of the Borrower or of the collateral or any part thereof, shall be appointed in any proceeding brought against the Borrower and shall not be discharged within thirty (30) days of such appointment; or if the Borrower shall consent to or acquiesce in such appointment; or if any property of the Borrower (including without limitation the estate or interest of the Borrower in the collateral or any part thereof) shall be levied upon or attached in any proceeding; or

         (c) final judgment(s) for the payment of money shall be rendered against the Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

         (d) the Borrower shall be or become insolvent (whether in the equity or bankruptcy sense) or shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or

         (e) any representation or warranty made by the Borrower herein or in other any document related hereto shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified; or

         (f) any material adverse change in the condition of the Borrower (financial or otherwise) which, in the reasonable opinion of the Lender, increases its risk with respect to this Note or any other obligations, or the Lender otherwise in good faith deems itself insecure for any reason with respect to the payment of this Note, any other obligations of the Lender; or

         (g) the Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax or tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued; or

         (h) any property of the Borrower shall be garnished, levied upon, or attached in any proceeding and such garnishment or attachment shall remain undischarged for a period of thirty (30) days during which execution has not been effectively stayed.

         8. Notwithstanding anything to the contrary contained herein, if and for so long as an Event of Default, or an event or condition which with the passage of time or the giving of notice or both would constitute an Event of Default, has occurred and continues or exists, the rate of interest hereunder shall be four and one-half percent (4.5%) per annum in excess of the Reference Rate of Interest in effect at the time such increased rate of interest is imposed. Such increased rate of interest is intended to compensate the Lender for (i) the resulting increased cost of servicing and monitoring the credit facility; and (ii) the increased risk to the Lender.

         9. Upon the occurrence of any Event of Default or at any time thereafter, the outstanding principal balance hereof and accrued interest and all other amounts due hereon shall become immediately due and payable, without formal notice or demand.

         10. Upon the occurrence at any time of an Event of Default, the Lender shall have the right to set off any and all amounts due hereunder by the Borrower to the Lender against any indebtedness or obligation of the Lender to the Borrower and while such Event of Default is continuing.

         11. Upon the occurrence at any time of an Event of Default, the Borrower promises to pay all costs of collection of this Note, including but not limited to attorneys' fees, paid or incurred by the Lender on account of such collection, whether or not suit is filed with respect thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

         12. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

         13. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

         14. The Borrower irrevocably submits to the jurisdiction of any Minnesota state court or federal court over any action or proceeding arising out of or relating to this Note, and any instrument, agreement or document related hereto, and the Borrower hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction to the extent permitted by law.


                                        NET RADIO CORPORATION


                                        By:
                                           ------------------------------------

                                           Its
                                              ---------------------------------


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